PROMISSORY NOTE
Effective Date: July 6, 2022    U.S. $12,808,672.00

FOR VALUE RECEIVED, Phunware, Inc., a Delaware corporation (“Borrower”), promises to pay to Streeterville Capital, LLC, a Utah limited liability company, or its successors or assigns (“Lender”), $12,808,672.00 and any interest, fees, charges, and late fees accrued hereunder on the date that is twelve (12) months after the Purchase Price Date (the “Maturity Date”) in accordance with the terms set forth herein. This Promissory Note (this “Note”) is issued and made effective as of July 6, 2022 (the “Effective Date”). This Note is issued pursuant to that certain Note Purchase Agreement dated July 6, 2022, as the same may be amended from time to time, by and between Borrower and Lender (the “Purchase Agreement”). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.
This Note carries an OID of $491,872.00. In addition, Borrower agrees to pay $20,000.00 to Lender to cover Lender’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of this Note (the “Transaction Expense Amount”). The OID and the Transaction Expense Amount are included in the initial principal balance of this Note and are deemed to be fully earned and non-refundable as of the Purchase Price Date. The purchase price for this Note shall be $12,296,800.00 (the “Purchase Price”), computed as follows: $12,808,672.00 original principal balance, less the OID, less the Transaction Expense Amount.
1.Payment; Prepayment; Interest.
1.1.Payment. All payments owing hereunder shall be in lawful money of the United States of America and delivered to Lender at the address or bank account furnished by Lender to Borrower for that purpose. All payments shall be applied first to (a) Lender’s reasonable costs of collection, if any, then to (b) fees and charges hereunder, if any, then to (c) accrued and unpaid interest hereunder, and thereafter, to (d) principal hereunder.
1.2.Prepayment. Borrower may pay all or any portion of the Outstanding Balance earlier than it is due; provided that in the event Borrower elects to prepay all or any portion of the Outstanding Balance it shall pay to Lender 110% of the portion of the Outstanding Balance Borrower elects to prepay (the “Prepayment Premium”). Early payments of less than all principal, fees and interest outstanding will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s remaining obligations hereunder.
1.3.Interest. No interest shall accrue on the Note until the occurrence of an Event of Default (as defined below).
2.Security. This Note is unsecured.
3.Monthly Amortization Payments. Beginning on November 1, 2022 and on the same of day of each month thereafter (each, a “Monthly Payment Date”) until this Note is paid in full, Borrower shall make a monthly amortization payment to Lender in the amount of $1,565,504.36 (the “Monthly Payments”). The Monthly Payments shall be considered prepayments hereunder and subject to the Prepayment Premium (which, for the avoidance of doubt, is included in the amount of the Monthly Payment; accordingly, each Monthly Payment will reduce the outstanding principal balance of this Note by $1,423,185.78). Monthly Payments shall be considered late if not made within three (3) Trading Days of the applicable due date. Borrower will have the right to defer any Monthly Payment by one (1) month up to twelve (12) times (the “Deferral Right”) so long as the Payment Deferral Conditions are satisfied on the applicable Measurement Date and no Event of Default (as defined below) has occurred. In order to exercise the Deferral Right, Borrower must submit written notification to Lender of its intent to exercise the Deferral Right for such month within two (2) Trading Days of the applicable Measurement Date. In the event Borrower exercises the Deferral Right for a given month: (a) the Outstanding Balance will automatically increase by 1.85%; (b) Borrower will not be obligated to make the Monthly Payment for such month; and (c) the Maturity Date will be extended for one (1) month.
4.Trigger Events; Defaults; Remedies.
4.1.Trigger Events. The following are trigger events under this Note (each, a “Trigger Event”): Borrower fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; Borrower makes a general assignment for the benefit of creditors; Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); an involuntary bankruptcy proceeding is commenced or filed against Borrower; Borrower or any pledgor, trustor, or guarantor of this Note defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of Borrower or such pledgor, trustor, or guarantor contained herein or in any other Transaction Document (as defined in the Purchase Agreement), other than those specifically set forth in this Section 4.1 and Section 4 of the Purchase Agreement; any representation, warranty or other statement made or furnished by or on behalf of Borrower or any pledgor, trustor, or guarantor of this Note to Lender herein, in any Transaction Document, or otherwise in connection with the issuance of this Note is false, incorrect, incomplete or misleading in any material respect when made or furnished; the occurrence of a Fundamental Transaction without Lender’s prior written consent; any money judgment, writ or similar process is entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $500,000.00 other than judgments, writs or similar processes which are or the payments of money for which are either covered by insurance or accrued on Borrower’s balance sheet as of March 31, 2022, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Lender; Borrower fails to observe or perform any covenant set forth in Section 4 of the Purchase Agreement; or Borrower, any affiliate of Borrower, or any pledgor, trustor, or guarantor of this Note breaches any covenant or other term or condition contained in any Other Agreements. The occurrence of any of the foregoing events, other than failure to timely make a payment pursuant to Section 4.1(a), will not be considered a Trigger Event if such event is cured within ten (10) days of the occurrence thereof.
4.2.Trigger Event Remedies. At any time following the occurrence of any Trigger Event, Lender may, at its option, increase the Outstanding Balance by applying the Trigger Effect (subject to the limitation set forth below).
4.3.Defaults. At any time following the occurrence of a Trigger Event, Lender may, at its option, send written notice to Borrower demanding that Borrower cure the Trigger Event within five (5) Trading Days. If Borrower fails to cure the Trigger Event within the required five (5) Trading Day cure period, the Trigger Event will automatically become an event of default hereunder (each, an “Event of Default”).
4.4.Default Remedies. At any time and from time to time following the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount. Notwithstanding the foregoing, upon the occurrence of any Trigger Event described in clauses (b), (c), (d), (e) or (f) of Section 4.1, an Event of Default will be deemed to have occurred and the Outstanding Balance as of the date of the occurrence of such Trigger Event shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Lender for the Trigger Event to become an Event of Default. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of fifteen percent (15%) per annum or the maximum rate permitted under applicable law (“Default Interest”) and shall compound daily. In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 4.4. No such rescission or annulment shall affect any subsequent Trigger Event or Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity.
5.Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments called for herein in accordance with the terms of this Note.
6.Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.
7.Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel.

8.Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.
9.Arbitration of Disputes. By its issuance or acceptance of this Note, each party agrees to be bound by the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement.
10.Cancellation. After repayment of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.
11.Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.
12.Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note may be offered, sold, assigned or transferred by Lender to any of its affiliates without the consent of Borrower, so long as such transfer is in accordance with applicable federal and state securities laws.
13.Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”
14.Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Default Interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages.
15.Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.
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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.
BORROWER:
Phunware, Inc.

By:     /s/ Matt Aune
Matt Aune, Chief Financial Officer

ACKNOWLEDGED, ACCEPTED AND AGREED:
LENDER:
Streeterville Capital, LLC

By: /s/ John M. Fife
John M. Fife, President

    [Signature Page to Promissory Note]

ATTACHMENT 1
DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:
A1.“Fundamental Transaction” means that (a) (i) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not Borrower or any of its subsidiaries is the surviving corporation) any other person or entity, or (ii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other person or entity, or (iii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the person or persons making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), or (iv) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination), or (v) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Stock (as defined in the Purchase Agreement), other than an increase in the number of authorized shares of Borrower’s Common Stock, or reverse splits of its outstanding and authorized shares of Common Stock to meet Nasdaq listing requirements or (b) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of Borrower.
A2.“Major Trigger Event” means any Trigger Event occurring under Sections 4.1(a) or 4.1(k).
A3.“Mandatory Default Amount” means the Outstanding Balance following the application of the Trigger Effect.
A4.“Measurement Date” means that the Trading Day that is five (5) Trading Days prior to the applicable Monthly Payment Date.
A5.“Minor Trigger Event” means any Trigger Event that is not a Major Trigger Event.
A6.“OID” means an original issue discount.
A7.“Other Agreements” means, collectively, (a) all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Lender (or an affiliate), on the other hand, and (b) any financing agreement or a material agreement that affects Borrower’s ongoing business operations and pursuant to which Borrower has a material payment obligation to the counterparty.
A8.“Outstanding Balance” means as of any date of determination, the Purchase Price, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, offset, or otherwise, plus the OID, the Transaction Expense Amount, accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Lender, transfer, stamp, issuance and similar taxes and fees incurred under this Note.
A9.“Payment Deferral Conditions” means that as of the applicable Measurement Date: (a) the average and median daily dollar trading volume of the Common Stock for the twenty (20) Trading Days preceding the Measurement Date is greater than $1,250,000; and (b) Borrower remains full S-3 shelf eligible under applicable SEC rules and regulations (including Borrower maintaining an unaffiliated float equal to or greater than $75,000,000.00).
A10.“Purchase Price Date” means the date the Purchase Price is delivered by Lender to Borrower.
A11.“Trading Day” means any day on which the New York Stock Exchange (or such other principal market for the Common Stock) is open for trading.
A12.“Trigger Effect” means multiplying the Outstanding Balance as of the date the applicable Trigger Event occurred by (a) fifteen percent (15%) for each occurrence of any Major Trigger Event, or (b) five percent (5%) for each occurrence of any Minor Trigger Event, and then adding the resulting product to the Outstanding Balance as of the date the applicable Trigger Event occurred, with the sum of the foregoing then becoming the Outstanding Balance under this Note as of the date the applicable Trigger Event occurred; provided that the Trigger

Effect may only be applied three (3) times hereunder with respect to Major Trigger Events and three (3) times hereunder with respect to Minor Trigger Events.